UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2020

Castle Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38984	77-0701774
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

820 S. Friendswood Drive, Suite 201 Friendswood, Texas	77546
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 788-9007

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CSTL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2020, Castle Biosciences, Inc. (the “Company”) entered into a Waiver and Second Amendment to Loan and Security Agreement (the “Second Amendment”) with Oxford Finance LLC and Silicon Valley Bank (collectively, the “Lenders”), to amend the Loan and Security Agreement, dated as of November 30, 2018, as amended on June 13, 2019 by and among the Company and the Lenders (as further amended by the Second Amendment, the “Loan Agreement”). On March 4, 2020, the Company entered into a Third Amendment to Loan and Security Agreement (the “Third Amendment”), which further amended the Loan Agreement.

The Second Amendment, among other things (i) increased the maximum cash balance the Company is permitted to maintain in a certain third-party deposit account (the “Deposit Account”), which maximum amount the Company exceeded between February 1, 2019 and the date of the Second Amendment, (ii) modified certain of the Company’s financial reporting requirements to the Lenders and (iii) modified the Company’s requirement to achieve certain revenue levels (the “Revenue Covenants”) from being tested monthly to quarterly testing. The Second Amendment also included a waiver by the Lenders of the Company’s prior non-compliance with respect to the maximum cash balance limitation for the Deposit Account.

The Third Amendment, among other things, supplemented the Revenue Covenants to include trailing three-month revenue levels for the quarters ended March 31, June 30, September 30 and December 31 of the 2020 calendar year.

The foregoing descriptions of the Second Amendment and the Third Amendment are not complete and are qualified in their entirety by reference to the full text of each such agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure contained in Item 1.01 regarding the Company exceeding the maximum cash balance limitation for the Deposit Account above is hereby incorporated by reference into this Item 2.04.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLE BIOSCIENCES, INC.

	By:	/s/ Frank Stokes
Frank Stokes
Chief Financial Officer
Date: March 5, 2020